--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  February 3, 1999


                              Cardinal Health, Inc.
               (Exact Name of Registrant as Specified in Charter)


      Ohio                            0-12591                   31-0958666
 (State or Other              (Commission File Number)         (IRS Employer
 Jurisdiction of                                             Identification No.)
  Incorporation)



          5555 Glendon Court
             Dublin, Ohio                                               43016
(Address of Principal Executive Offices)                              (Zip Code)



                                 (614) 717-5000
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS.

On February 3, 1999, Cardinal Health, Inc., an Ohio corporation ("Cardinal"), completed the previously announced merger (the "Merger") of Allegiance Corporation, a Delaware corporation ("Allegiance"), and Boxes Merger Corp., a Delaware corporation and a wholly owned subsidiary of Cardinal ("Merger Sub"), resulting in Allegiance becoming a wholly owned subsidiary of Cardinal. Pursuant to the Agreement and Plan of Merger, dated as of October 8, 1998, by and among Cardinal, Boxes and Allegiance, each outstanding share of Allegiance common stock, par value $1.00 per share ("Allegiance Common Stock"), was converted into
0.6225 Cardinal common shares, no par value ("Cardinal Common Shares"), in the Merger. In connection with the Merger, Cardinal will issue approximately 74 million Cardinal Common Shares (taking into account outstanding Allegiance stock options and related option exercise prices, or approximately 80.9 million Cardinal Common Shares assuming the exercise of all outstanding Allegiance stock options without taking into account the exercise price).

                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            CARDINAL HEALTH, INC.

Dated: February 4, 1999                     By: /s/  Steven Alan Bennett
                                                Steven Alan Bennett
                                                Executive Vice President,
                                                  General Counsel and Secretary